Exhibit 5.1

June 10, 2025
Toll Brothers, Inc.
$500,000,000 5.600% Senior Notes due 2035
Ladies and Gentlemen:
We have acted as counsel to Toll Brothers, Inc., a Delaware corporation (the “Company”), and Toll Brothers Finance Corp., a Delaware corporation (the “Issuer”), in connection with the public offering and sale by the Issuer of $500,000,000 aggregate principal amount of 5.600% Senior Notes due 2035 (the “Senior Notes”) to be issued under the Indenture dated as of February 7, 2012 (the “Base Indenture”), among the Issuer, the Company, the Guarantors (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Authorizing Resolution dated June 10, 2025 (the “Authorizing Resolution” and, together with the Base Indenture, the “Indenture”). The Senior Notes will be on the date hereof guaranteed (the “Guarantees”) by the entities set forth on Schedule I hereto (collectively, the “Covered Guarantors”) and by the entities set forth on Schedule II hereto (the “Other Guarantors” and, together with the Covered Guarantors, the “Guarantors”).
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Issuer and the Company, as amended; (b) the By-laws of the Issuer and the Company, as amended; (c) the Certificate of Incorporation, By-laws or other comparable organizational documents, as the case may be, of each other Covered Guarantor; (d) the Omnibus Written Consent of (i) all of the members of the boards of directors of the corporations listed on Schedule I thereto and (ii) the person or persons authorized to act (whether directly or indirectly through a Guarantor) with regard thereto on behalf of one or more of the entities listed on Schedule II thereto, in each case duly adopted by unanimous consent on June 4, 2025; the Action Taken by Unanimous Written Consent of the Board of Directors of the Issuer, duly adopted on June 4, 2025; the Public Debt and Equity Securities Committee Charter of the Board of Directors of the Company, duly adopted on June 7, 2009; the resolutions of the Public Debt and Equity Securities Committee of the Company, duly adopted on June 2, 2025; and the Joint Action of the Persons Authorized to Act on Behalf of each of the Issuer, the Company and the Guarantors, duly adopted on June 10, 2025, pursuant to which the Authorizing Resolution was adopted; (e) the Registration Statement on Form S-3 (Registration No. 333-277928) filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2024, as amended by Post-Effective Amendment No. 1 thereto on June 5, 2025 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited aggregate amount of various securities of the Company, the Issuer or certain other subsidiaries of the Company, to be issued from time to time by the Company, the Issuer or such subsidiaries; (f) the related Prospectus dated March 14, 2024 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (g) the Prospectus Supplement dated June 5, 2025, filed with the Commission pursuant to Rule 424(b)

NEW YORK	LONDON	WASHINGTON, D.C.
Two Manhattan West 375 Ninth Avenue New York, NY 10001 T+1-212-474-1000 F+1-212-474-3700	100 Cheapside London, EC2V 6DT T+44-20-7453-1000 F+44-20-7860-1150	1601 K Street NW Washington, D.C. 20006 T+1-202-869-7700 F+1-202-869-7600

of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus and the documents incorporated by reference therein, the “Prospectus”); (h) the Pricing Term Sheet dated June 5, 2025, filed with the Commission pursuant to Rule 433 of the General Rules and Regulations under the Securities Act; (i) the Underwriting Agreement dated June 5, 2025 (the “Underwriting Agreement”), among the Issuer, the Company and BofA Securities, Inc., BBVA Securities Inc., BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, PNC Capital Markets LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters names therein; and (j) the Indenture (including the First through Thirty-Sixth Supplemental Indentures thereof) and the forms of the Senior Notes and Guarantees.
As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Issuer and the Company and documents furnished to us by the Issuer and the Company without independent verification of their accuracy. We have also assumed (a) with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies, (b) that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee and (c) that the Guarantees have been duly authorized, executed and delivered by each of the Other Guarantors.
Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that, when the Senior Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for, (i) the Senior Notes will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and (ii) the Guarantees will constitute legal, valid and binding obligations of the Guarantors entitled to the benefits of the Guarantees and enforceable against the Guarantors in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
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Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Toll Brothers, Inc.
1140 Virginia Drive
Fort Washington, Pennsylvania 19034

O
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Schedule I – Covered Guarantors

Toll Southeast LP Company, Inc.

Toll Southwest LLC

Toll West Coast LLC

Toll West Inc.

Toll Northeast V Corp.

Toll Mid-Atlantic LP Company, Inc.

Schedule II – Other Guarantors

Dominion III Corp.	Toll Realty Holdings Corp. II

ESE Consultants, Inc.	Toll Southeast Inc.

First Brandywine Investment Corp. IV	Toll SW Holding I Corp.

First Huntingdon Finance Corp.	Toll VA GP Corp.

HQZ Acquisitions, Inc.	Toll WV GP Corp.

PRD Investors, Inc.	Upper K Investors, Inc.

Shapell Homes, Inc.	Ashford Land Company, L.P.

Shapell Industries, Inc.	Audubon Ridge, L.P.

TB Proprietary Corp.	Belmont Land, L.P.

The Silverman Building Companies, Inc.	Binks Estates Limited Partnership

Toll Architecture I, P.A.	Broad Run Associates, L.P.

Toll Architecture, Inc.	Byers Commercial LP

Toll Bros. of Arizona, Inc.	CC Estates Limited Partnership

Toll Bros. of North Carolina, Inc.	Coleman-Toll Limited Partnership

Toll Bros. of North Carolina II, Inc.	Dominion Country Club, L.P.

Toll Bros., Inc.	Estates at Princeton Junction, L.P.

Toll Brothers, Inc.	Fairfax Investment, L.P.

Toll Brothers AZ Construction Company	First Brandywine Partners, L.P.

Toll Brothers Canada USA, Inc.	Hoboken Land LP

Toll Brothers Real Estate, Inc.	Hockessin Chase, L.P.

Toll CA Holdings, Inc.	Laurel Creek, L.P.

Toll Golden Corp.	Loudoun Valley Associates, L.P.

Toll Corp.	NC Country Club Estates Limited Partnership

Toll Holdings, Inc.	Porter Ranch Development Co.

Toll MI VII Corp.	Sorrento at Dublin Ranch I LP

Toll Mid-Atlantic V Corp.	Sorrento at Dublin Ranch III LP

Toll NJX-I Corp.	South Riding, L.P.

Toll Northeast Building Inc.	Southport Landing Limited Partnership

Toll Northeast LP Company, Inc.	Stone Mill Estates, L.P.

Toll Northeast Services, Inc.	Swedesford Chase, L.P.

Toll NV GP Corp.	TBI/Palm Beach Limited Partnership

Toll Realty Holdings Corp. I	The Bird Estate Limited Partnership

Toll at Brier Creek Limited Partnership	Toll FL VII Limited Partnership

Toll at Westlake, L.P.	Toll FL VIII Limited Partnership

Toll at Whippoorwill, L.P.	Toll FL X Limited Partnership

Toll Brooklyn L.P.	Toll FL XII Limited Partnership

Toll Brothers AZ Limited Partnership	Toll FL XIII Limited Partnership

Toll CA, L.P.	Toll GA LP

Toll CA II, L.P.	Toll Grove LP

Toll CA III, L.P.	Toll Hudson LP

Toll CA IV, L.P.	Toll IL HWCC, L.P.

Toll CA V, L.P.	Toll IL, L.P.

Toll CA VI, L.P.	Toll IL II, L.P.

Toll CA VII, L.P.	Toll IL III, L.P.

Toll CA VIII, L.P.	Toll IL IV, L.P.

Toll CA IX, L.P.	Toll IL WSB, L.P.

Toll CA X, L.P.	Toll Jacksonville Limited Partnership

Toll CA XI, L.P.	Toll Land IV Limited Partnership

Toll CA XII, L.P.	Toll Land V Limited Partnership

Toll CA XIX, L.P.	Toll Land VI Limited Partnership

Toll CA XX, L.P.	Toll Land X Limited Partnership

Toll CO, L.P.	Toll Land XI Limited Partnership

Toll CO II, L.P.	Toll Land XV Limited Partnership

Toll CO III, L.P.	Toll Land XVI Limited Partnership

Toll CT Limited Partnership	Toll Land XVIII Limited Partnership

Toll CT II Limited Partnership	Toll Land XIX Limited Partnership

Toll CT III Limited Partnership	Toll Land XX Limited Partnership

Toll CT IV Limited Partnership	Toll Land XXII Limited Partnership

Toll DE LP	Toll Land XXIII Limited Partnership

Toll DE II LP	Toll Land XXV Limited Partnership

Toll Estero Limited Partnership	Toll MA Land Limited Partnership

Toll FL Limited Partnership	Toll MA Land III Limited Partnership

Toll FL II Limited Partnership	Toll MD AF Limited Partnership

Toll FL III Limited Partnership	Toll MD Limited Partnership

Toll FL IV Limited Partnership	Toll MD II Limited Partnership

Toll FL V Limited Partnership	Toll MD III Limited Partnership

Toll FL VI Limited Partnership	Toll MD IV Limited Partnership

Toll MD V Limited Partnership	Toll PA, L.P.

Toll MD VI Limited Partnership	Toll PA II, L.P.

Toll MD VII Limited Partnership	Toll PA III, L.P.

Toll MD VIII Limited Partnership	Toll PA IV, L.P.

Toll MD X Limited Partnership	Toll PA VI, L.P.

Toll MD XI Limited Partnership	Toll PA VIII, L.P.

Toll MI Limited Partnership	Toll PA IX, L.P.

Toll MI II Limited Partnership	Toll PA X, L.P.

Toll MI III Limited Partnership	Toll PA XI, L.P.

Toll MI IV Limited Partnership	Toll PA XII, L.P.

Toll MI V Limited Partnership	Toll PA XIII, L.P.

Toll MI VI Limited Partnership	Toll PA XIV, L.P.

Toll MN, L.P.	Toll PA XV, L.P.

Toll MN II, L.P.	Toll PA XVI, L.P.

Toll Naval Associates	Toll PA XVII, L.P.

Toll NC, L.P.	Toll PA XVIII, L.P.

Toll NC II LP	Toll PA XIX, L.P.

Toll NC III LP	Toll Realty Holdings LP

Toll NJ, L.P.	Toll RI, L.P.

Toll NJ II, L.P.	Toll RI II, L.P.

Toll NJ III, L.P.	Toll SC, L.P.

Toll NJ IV, L.P.	Toll SC II, L.P.

Toll NJ VI, L.P.	Toll SC III, L.P.

Toll NJ VII, L.P.	Toll SC IV, L.P.

Toll NJ VIII, L.P.	Toll Stonebrae LP

Toll NJ XI, L.P.	Toll VA, L.P.

Toll NJ XII LP	Toll VA II, L.P.

Toll NV Limited Partnership	Toll VA III, L.P.

Toll NY L.P.	Toll VA IV, L.P.

Toll NY III L.P.	Toll VA V, L.P.

Toll NY IV L.P.	Toll VA VI, L.P.

Toll NY V L.P.	Toll VA VII, L.P.

Toll Orlando Limited Partnership	Toll VA VIII, L.P.

Toll PA Development LP	Toll WV LP

Toll PA Management LP	Toll YL II, L.P.

Toll-Dublin, L.P.	Mizner Realty, L.L.C.

89 Park Avenue LLC	Morgan Street JV LLC

126-142 Morgan Street Urban Renewal LLC	Naples TBI Realty, LLC

1400 Hudson LLC	Orlando TBI Realty LLC

1451 Hudson LLC	Placentia Development Company, LLC

1450 Washington LLC	Plum Canyon Master LLC

1500 Garden St. LLC	PRD Investors, LLC

352 Marin LLC	PT Maxwell Holdings, LLC

700 Grove Street Urban Renewal LLC	PT Maxwell, L.L.C.

Arbor Hills Development LLC	Rancho Costera LLC

Arbors Porter Ranch, LLC	Regency at Denville, LLC

Belmont Country Club I LLC	Regency at Dominion Valley LLC

Belmont Country Club II LLC	Regency at Washington I LLC

Block 255 LLC	Regency at Washington II LLC

Block 268 LLC	Shapell Hold Properties No. 1, LLC

Brier Creek Country Club I LLC	Shapell Land Company, LLC

Brier Creek Country Club II LLC	SRLP II LLC

Byers Commercial LLC	Tampa TBI Realty LLC

Component Systems I LLC	TB Kent Partners LLC

Component Systems II LLC	TB Realty Idaho LLC

CWG Construction Company LLC	TB Realty Las Vegas LLC

Dominion Valley Country Club I LLC	TB Realty North Carolina LLC

Dominion Valley Country Club II LLC	TB Realty Reno LLC

Enclave at Long Valley I LLC	TB Realty Utah LLC

Enclave at Long Valley II LLC	The Regency Golf Club I LLC

Frenchman’s Reserve Realty, LLC	The Regency Golf Club II LLC

Goshen Road Land Company LLC	Toll Aster CA LLC

Hatboro Road Associates LLC	Toll Austin TX LLC

Hoboken Cove LLC	Toll Austin TX II LLC

Hoboken Land I LLC	Toll Austin TX III LLC

Jacksonville TBI Realty LLC	Toll BBC LLC

Liseter Land Company LLC	Toll BBC II LLC

Liseter, LLC	Toll CA I LLC

LL Parcel E, LLC	Toll CA III LLC

Long Meadows TBI, LLC	Toll CA Note II LLC

Toll CO I LLC	Toll Mid-Atlantic II LLC

Toll Corners LLC	Toll Midwest LLC

Toll Dallas TX LLC	Toll Moonlite LLC

Toll EB, LLC	Toll Morgan Street LLC

Toll Equipment, L.L.C.	Toll NC I LLC

Toll Etiwanda LLC	Toll NC IV LLC

Toll FL I, LLC	Toll NC Note LLC

Toll FL IV LLC	Toll NC Note II LLC

Toll FL V LLC	Toll NJ I, L.L.C.

Toll Glastonbury LLC	Toll NJ II, L.L.C.

Toll Hamilton LLC	Toll NJ III, LLC

Toll Henderson LLC	Toll NJ IV LLC

Toll Hilardes LLC	Toll Northeast II LLC

Toll Hoboken LLC	Toll Northeast VIII LLC

Toll Houston Land LLC	Toll NY II LLC

Toll Houston TX LLC	Toll North LV LLC

Toll ID I LLC	Toll North Reno LLC

Toll IN LLC	Toll NV GP I LLC

Toll Jupiter LLC	Toll NV Holdings LLC

Toll Land VII LLC	Toll PA Twin Lakes LLC

Toll Lexington LLC	Toll Prasada LLC

Toll MA Development LLC	Toll San Antonio TX LLC

Toll MA Holdings LLC	Toll South LV LLC

Toll MA Land II GP LLC	Toll South Reno LLC

Toll MA Management LLC	Toll Southeast II LLC

Toll Manorhaven LLC	Toll Southwest II LLC

Toll MA I LLC	Toll Sparks LLC

Toll MA II LLC	Toll SW Holding LLC

Toll MA III LLC	Toll TX Note LLC

Toll MA IV LLC	Toll VA III, L.L.C.

Toll Matawan LLC	Toll Van Wyck, LLC

Toll MD I, L.L.C.	Toll Vanderbilt II LLC

Toll MD II LLC	Toll-Dublin, LLC

Toll MD III LLC	Toll West Coast II LLC

Toll MD IV LLC	Upper K Investors, LLC

Upper K-Shapell, LLC

Vanderbilt Capital, LLC